AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 2001.
                                                  REGISTRATION FILE NO. 33-73186

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------
                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-3D
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ANCHOR FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

South Carolina                                      57-0778015
--------------                                  ------------------
(State or other jurisdiction of                  (I.R.S. Employer
incorporation or organization)                 Identification No.)

                                 2002 OAK STREET
                       MYRTLE BEACH, SOUTH CAROLINA 29577
                   (843) 946-3164 (TELEPHONE) (843) 946-3173
                  (FACSIMILE) (Address, including zip code, and
                     telephone number, including area code,
                  of registrant's principal executive offices)

                WILLIAM S. HUMMERS III, EXECUTIVE VICE PRESIDENT
                         THE SOUTH FINANCIAL GROUP, INC.
                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 255-7913
                      (Name, address, and telephone number,
                   including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective. If the only securities being registered on this Form are being offered pursuant to divided or interest reinvestment plans, please check the following box: |X|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                                 DEREGISTRATION

         The Registration Statement on Form S-3 (Registration No. 33-73186) (the "Registration Statement") of Anchor Financial Corporation, a South Carolina corporation ("Anchor") pertaining to 150,000 shares of Anchor common stock, no par value per share ("Anchor Common Stock") under Anchor's Dividend Reinvestment and Stock Purchase Plan, as amended, to which this Post-Effective Amendment No. 3 relates, was declared effective by the Securities and Exchange Commission on or about December 20, 1993.

         On May 1, 2000, holders of common stock, par value $1.00 per share ("TSFG Common Stock"), of The South Financial Group, Inc. (formerly known as Carolina First Corporation)("TSFG"), a South Carolina corporation, and holders of Anchor Common Stock, at their respective special meetings of their stockholders, approved and adopted the Reorganization Agreement dated January 10, 2000 between TSFG, Anchor, Carolina First Bank and The Anchor Bank (the "Merger Agreement") and the transactions contemplated thereby, including the issuance of TSFG Common Stock to Anchor stockholders in exchange for their holdings of Anchor Common Stock. The merger became effective upon the filing of Articles of Merger with the Secretary of State of the State of South Carolina on June 6, 2000 (the "Effective Time").

         Pursuant to the merger, each share of Anchor Common Stock issued and outstanding immediately before the Effective Time (including shares held by employee stock ownership plans of Anchor) and all rights in respect thereof, were converted into the right to receive 2.175 shares of TSFG Common Stock.

         As a result of the merger, Anchor has terminated all offerings of Anchor Common Stock pursuant to its existing registration statements, including the Registration Statement. In accordance with an undertaking made by Anchor in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of Anchor Common Stock which remain unsold at the termination of the offering, Anchor hereby removes from registration all shares of Anchor Common Stock registered under the Registration Statement which remained unsold as of the Effective Time.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on August 31, 2001.

                        THE SOUTH FINANCIAL GROUP, INC., as successor to ANCHOR FINANCIAL CORPORATION

                        By:      /s/  William S. Hummer III
                        -----------------------------------------------
                        William S. Hummers III, Executive Vice President


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mack I. Whittle, Jr. and William S. Hummers III, and each of them, as true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all annexes thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:

Signature                                    Title                                                     Date

/s/ William R. Timmons, Jr.                 Chairman of the Board*                            August 27, 2001
------------------------------------
William R. Timmons, Jr.

/s/ Mack I. Whittle, Jr.                    President, Chief Executive Officer                August 27, 2001
------------------------------------        amd Director (Principal Executive Officer)*
Mack I. Whittle, Jr.

/s/ William S. Hummers III                  Executive Vice President, Director                August 27, 2001
------------------------------------        (Principal Accounting and Financial Officer)*
William S. Hummers III

/s/ William P. Brant                        Director**                                        August 27, 2001
------------------------------------
William P. Brant

/s/ Mason R. Chrisman                       Director**                                        August 27, 2001
------------------------------------
Mason R. Chrisman

/s/ Stephen L. Chryst                       Director**                                        August 27, 2001
------------------------------------
Stephen L.  Chryst

/s/ Judd B. Farr                            Director**                                        August 27, 2001
------------------------------------
Judd B. Farr

/s/ C. Claymon Grimes, Jr.                  Director**                                        August 27, 2001
------------------------------------
C. Claymon Grimes, Jr.

/s/ M. Dexter Hagy                          Director**                                        August 27, 2001
------------------------------------
M. Dexter Hagy

/s/ W. Gairy Nichols III                    Director**                                        August 27, 2001
------------------------------------
W. Gairy Nichols III

/s/ Thomas J. Rogers                        Director**                                        August 27, 2001
------------------------------------
Thomas J. Rogers

                                            Director**
------------------------------------
H. Earle Russell, Jr.

/s/ Charles B. Schooler                     Director**                                        August 27, 2001
------------------------------------
Charles B. Schooler

/s/ Edward J. Sebastian                     Director**                                        August 27, 2001
------------------------------------
Edward J. Sebastian

/s/ John C. B. Smith, Jr.                   Director**                                        August 27, 2001
------------------------------------
John C. B. Smith, Jr.

/s/ Albert A. Springs III                   Director**                                        August 27, 2001
------------------------------------
Albert A. Springs III

/s/ Eugene E. Stone IV                      Director**                                        August 27, 2001
------------------------------------
Eugene E. Stone IV

/s/ Samuel H. Vickers                       Director**                                        August 27, 2001
------------------------------------
Samuel H. Vickers

/s/ Davis C. Wakefield III                  Director**                                        August 27, 2001
------------------------------------
David C. Wakefield III


*        Director and Officer of The South Financial Group, Inc., successor by merger to Anchor Financial Corporation.

**       Director of The South Financial Group, Inc., successor by merger to Anchor Financial Corporation.
